UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

FOUNDATION COAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

999 Corporate Boulevard, Suite 300

Linthicum Heights, MD 21090-2227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 689-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignations of Certain Directors and an Officer

On May 11, 2009, Foundation Coal Holdings, Inc. (“Foundation”) and Alpha Natural Resources, Inc. (“Alpha”) executed an agreement and plan of merger (the “Merger Agreement”) pursuant to which Alpha, subject to certain conditions and terms set forth in the Merger Agreement, will merge with and into Foundation (the “Merger”), with Foundation as the surviving corporation which will be renamed Alpha Natural Resources, Inc. (“New Alpha”).

To permit Foundation to comply with Section 1.4 of the Merger Agreement, on June 4, 2009, five members of Foundation’s Board of Directors (the “Board”), Kurt D. Kost, David I. Foley, Alex T. Krueger, Robert C. Scharp, and Thomas V. Shockley, III acknowledged that they will resign from the Board effective as of immediately prior to, but subject to the occurrence of, the effective time of the Merger. Immediately after the resignations become effective, the Board will approve (i) an increase to the size of the Board from nine to ten members and (ii) the appointment of six members of Alpha’s board of directors to the Board. Immediately following the effective time of the Merger, the ten members of the Board will comprise the Board of Directors of New Alpha.

James F. Roberts, the current Chief Executive Officer and Chairman of the Board of Foundation, will remain in those positions until the effective time of the Merger. He will resign from his positions as Chief Executive Officer and as the Chairman of Board effective as of immediately prior to, but subject to the occurrence of, the effective time of the Merger. He will remain as a member of the Board of Directors of New Alpha.

Item 8.01	Other Events.

See Item 5.02(b) above.

Forward Looking Statements

Information set forth in this report contains forward-looking statements, which involve a number of risks and uncertainties. Foundation cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Alpha and Foundation, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alpha or Foundation stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Alpha’s and Foundation’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site http://www.sec.gov. Alpha and Foundation disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Important Additional Information and Where to Find It

In connection with the proposed merger, on June 5, 2009, Foundation has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus regarding the proposed merger (commission file number 333-159801). After the registration statement has been declared effective by the Securities and Exchange Commission, a definitive joint proxy statement/prospectus will be mailed to Foundation and Alpha stockholders in connection with the merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS RELATING TO THE MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov). Free copies may also be obtained by accessing Foundation’s website (www.foundationcoal.com) under “Investors/Financial Information & SEC Filings” or Alpha’s website (www.alphanr.com) under “Investor Relations/SEC Filings”, or by directing a request to Foundation at 999 Corporate Boulevard, Suite 300, Linthicum Heights, Maryland 21090, Attn: Investor Relations or to Alpha at One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attn: Investor Relations.

Participants in Solicitation

Alpha, Foundation and their respective directors, executive officers and other certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger may be found in the joint proxy statement/prospectus filed by Foundation with the SEC on June 5, 2009. You can find information about Alpha’s and Foundation’s directors and executive officers in their respective definitive proxy statement filed with the SEC on April 3, 2009. You can obtain free copies of these documents from Alpha or Foundation using the contact information above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION COAL HOLDINGS, INC. /s/ Frank J. Wood
Senior Vice President and Chief Financial Officer

Date: June 8, 2009